Exhibit 99.1

Press Contact: Tom Rodak Director of Corporate Marketing (765) 771-5555	Investor Relations: (765) 771-5310

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces Second Quarter 2012 Results

Achieves 11th Consecutive Quarter of Year-over-Year Improvement in Income from Operations; Walker Integration on Schedule and Accretive to Results

LAFAYETTE, Ind. – July 31, 2012 – Wabash National Corporation (NYSE: WNC) reported year-over-year and sequential improvement across a number of financial and operating metrics for the three and six month periods ending June 30, 2012. The Company reported net income of $1.9 million, or $0.03 per diluted share for the second quarter of 2012 on net sales of $362 million. Results for the three months ended June 30, 2012 include the results of Walker Group Holdings LLC (“Walker”), a leading manufacturer of liquid-transportation systems and engineered products, from its date of acquisition on May 8, 2012 forward and were adversely impacted by certain costs related to the acquisition of Walker totaling $13.6 million, or $0.20 per diluted share. Excluding the impact of these items, non-GAAP adjusted earnings for the quarter ending June 30, 2012 was $15.5 million, or $0.23 per diluted share. For the same quarter last year, the Company reported net income of $3.3 million, or $0.05 per diluted share, on net sales of $287 million. Results for the three months ending June 30, 2011 included a one-time non-cash charge of $0.7 million, or $0.01 per diluted share, related to the early extinguishment of the Company’s prior revolving credit facility that was replaced during the quarter. Non-GAAP adjusted earnings for the quarter ending June 30, 2011 was $4.0 million, or $0.06 per diluted share.

The Company reported income from operations of $8.6 million for the second quarter of 2012, compared to operating income of $5.1 million for the second quarter of 2011. Non-GAAP operating EBITDA, which excludes the effects of certain costs related to the Walker acquisition as well as other recurring and non-recurring items, for the second quarter of 2012 was $29.7 million, an improvement of $20.0 million compared to the previous year period of $9.7 million. This improvement in operating performance resulted from an improved mix of higher-margin trailer orders, continued organic growth within our Diversified Products segment and diversification into higher margin opportunities through our acquisition of Walker, which was completed in the second quarter and accounted for $44 million of the current quarter’s net sales.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
	June 30,	September 30,	December 31,	March 31,		June 30,
(Dollars in thousands)	2011	2011	2011	2012		2012

Net Sales	$287,095	$336,433	$341,732	$277,682		$362,408

Gross Profit Margin	5.7%	4.0%	6.0%	7.1%		10.9%

Income from Operations	$5,117	$2,270	$8,394	$5,449	(1)	$8,568	(1)

Net Income	$3,302	$1,092	$7,451	$5,064	(1)	$1,942	(1)

Diluted EPS	$0.05	$0.02	$0.11	$0.07		$0.03

Non-GAAP Measures:

Operating EBITDA	$9,737	$6,558	$13,682	$12,293		$29,685

Operating EBITDA Margin	3.4%	1.9%	4.0%	4.4%		8.2%

Adjusted Earnings	$3,970	$1,092	$7,451	$6,742		$15,542

Adjusted Diluted EPS	$0.06	$0.02	$0.11	$0.10		$0.23

Notes:	(1) Quarterly Income from Operations and Net Income includes charges of $1.7 million and $13.6 million for the first and second quarters of 2012, respectively, related to acquisition expenses incurred in connection with the Company’s acquisition of Walker.

Dick Giromini, president and chief executive officer, stated, “The considerable improvement in the second quarter results reflects the ongoing execution of multiple strategic initiatives and the continuous evolution of Wabash National into a diversified industrial manufacturer. Key strategic imperatives include the diversification beyond our core product offering to address new market opportunities, enhance our financial profile and reduce cyclicality. Specifically, our Wabash Composites and Wabash Energy & Environmental Solutions products continue to garner considerable interest and generate strong revenue and earnings growth. Additionally, the acquisition and integration of Walker further diversifies our business and complements our existing leadership position in trailer manufacturing related products and technologies, while providing a new platform for growth and value creation. Lastly, we remain focused on improving price and enhancing margins in our core Commercial Trailer Products business. The combination of these initiatives drove gross margins during the second quarter to double digits for the first time since 2005 as the mix of higher margin trailer orders improved during the quarter, while our higher-margined Diversified Products segment more than doubled in size with the addition of Walker. As a result, adjusted earnings were up more than 290 percent as compared to the previous year period, generating adjusted diluted earnings per share of $0.23 for the second quarter.”

Mr. Giromini continued, “New trailer shipments improved sequentially and year-over-year to approximately 12,000 units for the second quarter. In addition, the Company continues to realize a healthy backlog of approximately $713 million as of June 30, 2012 including Walker’s backlog of approximately $190 million which improved from the first quarter by 8 percent. While recent economic data has been mixed, both ACT and FTR continue to forecast a healthy demand environment for trailers in 2012 with current volume estimates of 247,000 and 246,000 units, respectively, reflecting approximate increases of more than 15% over 2011 levels. While our view of industry volumes is consistent with ACT and FTR, we remain selective in our order acceptance consistent with our intent to enhance the margin profile in our core trailer business. As such, we are revising our guidance for full year new trailer shipments to 48,000 to 52,000 units, inclusive of Walker. However, as we look to the remainder of 2012, we expect to continue to deliver quarterly improvement in our financial and operational results as we further optimize the shop floor, implement Walker synergies, and continue to expand our Diversified Products’ customer base and product offerings.”

Second Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results for the second quarter of 2012 and 2011, respectively. A complete disclosure of the results by individual segment is included in the tables following this release.

	Commercial Trailer Products	Diversified Products	Retail
Three months ended June 30,
2012
New trailers shipped	11,700	400	600
Net sales	$280,730	$76,514	$33,346
Gross profit	$18,936	$17,702	$2,979
Gross profit margin	6.7%	23.1%	8.9%
Income from operations	$13,735	$9,860	$452
Income from operations margin	4.9%	12.9%	1.4%

2011
New trailers shipped	11,300	-	900
Net sales	$252,731	$27,173	$36,395
Gross profit	$8,237	$5,437	$2,508
Gross profit margin	3.3%	20.0%	6.9%
Income (Loss) from operations	$3,329	$4,576	$(4)
Income from operations margin	1.3%	16.8%	0.0%

Commercial Trailer Products’ net sales increased $28 million or 11 percent as new trailer sales increased 400 units to 11,700 reflecting the continued improvement in trailer demand. In addition, average selling prices increased over $1,300, or approximately 6 percent as pricing improvements implemented to recover material cost increases and restore margins were realized during the quarter. As a result, gross margins improved approximately 340 basis points to 6.7 percent. Operating income increased $10.4 million primarily reflecting the improvement in pricing.

Diversified Products’ net sales increased $49 million or 182 percent as the consummation of the Walker acquisition completed on May 8, 2012 contributed $44 million in the current quarter. Gross margins improved from 20.0 percent to 23.1 percent driven by the addition of Walker, productivity improvements realized in our Wabash Wood Products business and contribution from our Wabash Energy & Environmental Solutions business which started production just a year ago. Operating income increased $5.3 million as compared to the same period last year. Excluding the impact of non-cash acquisition related expenses, operating income totaled $13.7 million, or 17.8 percent of net sales, representing an increase of approximately $9.1 million as compared to the same period last year.

Retail net sales decreased $3 million or 8 percent as new trailer shipments decreased by approximately 300 units. However, gross margins improved 200 basis points to 8.9 percent, a result of improved trailer pricing and a favorable sales mix. Operating income improved $0.5 million driven by higher-margin trailer sales and favorable service revenue.

Acquisition of Walker

On May 8, 2012, the Company completed the previously announced acquisition of all equity interests of Walker, a leading manufacturer of liquid-transportation systems and engineered products, for $375 million in cash, subject to post-closing purchase price adjustments related to the acquired working capital. Commenting on the transaction, Mr. Giromini said, “I am pleased to formally welcome Walker’s leadership team and associates to Wabash National. The acquisition brings together two complementary, leading transportation equipment organizations. The addition of Walker to our Diversified Products segment further advances our diversification efforts and bolsters our growth platform into higher margin products.” In fact, the tank trailer industry continues to demonstrate a healthy demand environment as Walker’s backlog as of June 30, 2012 of $190 million represents an increase of approximately $14 million, or 8%, as compared to the previous quarter.

The Company financed the acquisition of Walker and related fees and expenses using the proceeds of the Company’s offering of 3.375% Convertible Senior Notes due 2018 and the Company’s borrowings under the seven year $300 million Term Loan B facility. In addition to these new facilities, the Company also successfully entered into an amended and restated $150 million, five year revolving credit facility, which amended certain terms of the Company’s revolving credit facility completed in June 2011 and adjusts the borrowing capacity under its previous credit facility from $175 million to $150 million, subject to a borrowing base, and will reduce borrowing costs relative to the previous facility. The new facility will also provide the option to increase the total facility borrowing capacity up to $200 million, subject to a borrowing base and lender agreement. As of June 30, 2012, the Company had liquidity, or cash plus available borrowings, of approximately $151 million.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contain non-GAAP financial measures, including Operating EBITDA, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-operating income and expense as well as certain charges in connection with the Company’s acquisition of Walker. Management believes Operating EBITDA provides useful information to investors regarding our results of operations. We provide this measure because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of our operating performance. A reconciliation of Operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring charges related to expenses in connection with the Company’s acquisition of Walker. Management believes providing this measure and excluding the impact of the non-recurring expenses attributable to the acquisition of Walker facilitates comparisons to the Company’s prior year periods and when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income is included in the tables following this release.

Second Quarter 2012 Conference Call

Wabash National will conduct a conference call to review and discuss its second quarter results on August 1, 2012, at 10:00 a.m. EDT.  The phone number to access the conference call is 866-804-6925 and a participant code 13354594. The call can also be accessed live on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through October 24, 2012.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified manufacturer and North America’s leading producer of semi trailers and liquid transportation systems. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, platform trailers, intermodal equipment, liquid tank trailers, frac tanks, engineered products, and composite products. Wabash National operates three wholly-owned subsidiaries: Transcraft Corporation, Walker Group Holdings LLC, and Wabash National Trailer Centers, Inc. Its innovative products are sold under the following brand names: Wabash National®, Transcraft®, Benson®, DuraPlate®, ArcticLite®, Walker® Transport, Walker® Stainless Equipment, Walker® Defense Group, Walker® Barrier Systems, Walker® Engineered Products, Brenner® Tank, GarsiteTM, Progress TankTM, TST®, Bulk Tank InternationalTM, and Extract Technology®. To learn more, visit www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for new trailer shipments and Operating EBITDA, backlog, expectations regarding increases in trailer demand levels, the sufficiency of the Company’s capital structure, the needs of the Company in the future, whether profitability can be achieved, encouraging signs in the macroeconomic landscape, the benefits of the acquisition of Walker, the prospects for Walker, our ability to grow and create value, our ability to improve our financial and operational results and our ability to expand our Diversified Products’ customer base and product offerings. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, dependence on industry trends and timing, costs of indebtedness incurred in connection with the acquisition of Walker and the failure to achieve the benefit of anticipated transactions. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net sales	$362,408	$287,095	$640,090	$509,079
Cost of sales	322,727	270,855	580,680	476,338
Gross profit	39,681	16,240	59,410	32,741

General and administrative expenses	13,407	7,957	22,513	17,470
Selling expenses	5,482	3,166	8,978	6,145
Acquisition expenses	12,224	-	13,902	-
Income from operations	8,568	5,117	14,017	9,126

Other income (expense):
Interest expense	(5,441)	(1,147)	(6,174)	(2,073)
Loss on debt extinguishment	-	(668)	-	(668)
Foreign exchange, net	(231)	-	(231)	-
Other, net	175	11	171	167
Income before income taxes	3,071	3,313	7,783	6,552
Income tax expense	1,129	11	777	53
Net income	$1,942	$3,302	$7,006	$6,499
Basic and diluted net income per share	$0.03	$0.05	$0.10	$0.09
Comprehensive income
Net income	$1,942	$3,302	$7,006	$6,499
Foreign currency translation adjustment	106	-	106	-
Net comprehensive income	$2,048	$3,302	$7,112	$6,499

	Commercial	Diversified		Corporate and
Three months ended June 30,	Trailer Products	Products	Retail	Eliminations	Consolidated
2012
New trailers shipped	11,700	400	600	(700)	12,000
Used trailers shipped	700	-	400	-	1,100

Net sales	$280,730	$76,514	$33,346	$(28,182)	$362,408
Gross profit	$18,936	$17,702	$2,979	$64	$39,681
Income (Loss) from operations	$13,735	$9,860	$452	$(15,479)	$8,568

2011
New trailers shipped	11,300	-	900	(800)	11,400
Used trailers shipped	400	-	400	-	800

Net sales	$252,731	$27,173	$36,395	$(29,204)	$287,095
Gross profit	$8,237	$5,437	$2,508	$58	$16,240
Income (Loss) from operations	$3,329	$4,576	$(4)	$(2,784)	$5,117

Six months ended June 30,
2012
New trailers shipped	22,100	400	1,000	(1,200)	22,300
Used trailers shipped	1,300	-	800	-	2,100

Net sales	$524,110	$108,104	$58,466	$(50,590)	$640,090
Gross profit	$30,577	$24,160	$5,458	$(785)	$59,410
Income (Loss) from operations	$19,922	$15,244	$377	$(21,526)	$14,017

2011
New trailers shipped	20,300	-	1,400	(1,400)	20,300
Used trailers shipped	800	-	600	-	1,400

Net sales	$452,799	$47,252	$63,091	$(54,063)	$509,079
Gross profit	$19,022	$8,944	$4,744	$31	$32,741
Income (Loss) from operations	$8,884	$7,241	$(131)	$(6,868)	$9,126

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Basic net income per share:
Net income applicable to common stockholders	$1,942	$3,302	$7,006	$6,499
Undistributed earnings allocated to participating securities	(16)	(19)	(60)	(37)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$1,926	$3,283	$6,946	$6,462
Weighted average common shares outstanding	68,323	68,087	68,284	68,048
Basic net income per share	$0.03	$0.05	$0.10	$0.09

Diluted net income per share:
Net income applicable to common stockholders	$1,942	$3,302	$7,006	$6,499
Undistributed earnings allocated to participating securities	(16)	(19)	(60)	(37)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$1,926	$3,283	$6,946	$6,462

Weighted average common shares outstanding	68,323	68,087	68,284	68,048
Dilutive stock options and restricted stock	202	357	287	429
Diluted weighted average common shares outstanding	68,525	68,444	68,571	68,477
Diluted net income per share	$0.03	$0.05	$0.10	$0.09

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets
Cash	$31,601	$19,976
Accounts receivable	102,997	52,219
Inventories	250,163	189,533
Deferred income taxes	41	-
Prepaid expenses and other	7,924	2,317
Total current assets	$392,726	$264,045

Property, plant and equipment	126,920	96,591

Goodwill	151,492	-

Intangible assets	177,705	19,821

Other assets	12,696	7,593
	$861,539	$388,050

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$3,000	$-
Current portion of capital lease obligations	883	1,507
Accounts payable	152,961	107,985
Other accrued liabilities	82,287	59,024
Total current liabilities	$239,131	$168,516

Long-term debt	439,034	65,000

Capital lease obligations	3,258	3,314

Other noncurrent liabilities and contingencies	3,620	4,874

Deferred income taxes	673	-

Commitments and contingencies

Stockholders' equity	175,823	146,346
	$861,539	$388,050

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2012	2011

Cash flows from operating activities
Net income	$7,006	$6,499
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	6,614	6,392
Amortization of intangibles	4,218	1,477
Loss on debt extinguishment	-	668
Deferred taxes	673	-
Stock-based compensation	2,151	1,544
Accretion of debt discount	777	-
Changes in operating assets and liabilities
Accounts receivable	(4,822)	(32,171)
Inventories	(20,285)	(84,593)
Prepaid expenses and other	(1,450)	(143)
Accounts payable and accrued liabilities	(4,835)	84,493
Other, net	(1,524)	27
Net cash used in operating activities	$(11,477)	$(15,807)

Cash flows from investing activities
Capital expenditures	(3,589)	(1,451)
Acquisition, net of cash acquired	(364,012)	-
Net cash used in investing activities	$(367,601)	$(1,451)

Cash flows from financing activities
Proceeds from exercise of stock options	186	434
Borrowings under revolving credit facilities	194,179	530,632
Payments under revolving credit facilities	(234,180)	(519,459)
Principal payments under capital lease obligations	(1,142)	(265)
Proceeds from issuance of convertible senior notes	145,500	-
Proceeds from issuance of term loan credit facility, net of issuance costs	292,500	-
Principal payments under term loan credit facility	(750)	-
Debt issuance costs paid	(5,026)	(1,281)
Stock repurchase	(564)	(505)
Net cash provided by financing activities	$390,703	$9,556

Net increase (decrease) in cash	$11,625	$(7,702)
Cash at beginning of period	19,976	21,200
Cash at end of period	$31,601	$13,498

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA:
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$1,942	$3,302	$7,006	$6,499
Income tax expense	1,129	11	777	53
Interest expense	5,441	1,147	6,174	2,073
Depreciation and amortization	7,063	3,924	10,832	7,869
Stock-based compensation	754	696	2,151	1,544
Acquisition expenses and related charges	13,300	-	14,978	-
Other non-operating expense	56	657	60	501
Operating EBITDA	$29,685	$9,737	$41,978	$18,539

	Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Net income	$3,197	$3,302	$1,092	$7,451	$5,064
Income tax expense (benefit)	42	11	94	24	(352)
Interest expense	926	1,147	1,108	955	733
Depreciation and amortization	3,945	3,924	3,885	3,837	3,769
Stock-based compensation	848	696	403	1,451	1,397
Acquisition expenses	-	-	-	-	1,678
Other non-operating (income) expense	(156)	657	(24)	(36)	4
Operating EBITDA	$8,802	$9,737	$6,558	$13,682	$12,293

	Q2 2011		Q3 2011		Q4 2011		Q1 2012		Q2 2012
Adjusted Earnings:	$	Per Share	$	Per Share	$	Per Share	$	Per Share	$	Per Share
Net Income	$3,302	$0.05	$1,092	$0.02	$7,451	$0.11	$5,064	$0.07	$1,942	$0.03

Adjustments:
Acquisition expenses	-	-	-	-	-	-	1,678	0.02	12,224	0.18
Impact of acquired profit in inventories and short term intangible amortization	-	-	-	-	-	-	-	-	1,376	0.02
Loss on debt extinguishment	668	0.01	-	-	-	-	-	-	-	-

Adjusted earnings	$3,970	$0.06	$1,092	$0.02	$7,451	$0.11	$6,742	$0.10	$15,542	$0.23